UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025

(Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(b)   Departure of Directors or Certain Officers

On June 5, 2009, Mr. Changbing Huang resigned from Zhaoheng Hydropower Company (“Zhaoheng” or the “Company”) as the Company’s Vice President of Finance and Acting Chief Financial Officer effective June 5, 2009.  Mr. Huang did not have any disagreements with the Company prior to his resignation.

Item 5.02(c)   Appointment of Certain Officers

On June 5, 2009, Mr. Zhengxi Wang was appointed and assumed the role of Acting Chief Financial Officer and Senior Vice President of the Company. Mr. Wang has served as Senior Vice President of the Company since May 2008, and is responsible for overseeing the Company’s general management.  From 2003 to 2007, Mr. Wang served as Chief Financial Officer of Hunan Sanjiang Electric Power Co., Ltd. (“Hunan Sanjiang”), a subsidiary of the Company. From 1987 to 2003, he held the position of General Manager of Dongfeng Motor Financial Service Co., Ltd., the first financial service company in China. From 1970 to 1987, Mr. Wang was employed with Dongfeng Motor Corporation and was promoted to Director of the Construction Department in 1983.  Mr. Wang graduated from the Worker’s Union University of Dongfeng Motor Corporation in 1983 with a bachelor’s degree in finance.

Item 9.01.       Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHAOHENG HYDROPOWER COMPANY
(Registrant)

Date: June 8, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer